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Exhibit 23.2

MOSS-ADAMS LLP LETTERHEAD

Consent of Independent Auditor's

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003 on our audits of the consolidated financial statements of BNW Bancorp, Inc. and subsidiary (formerly Bank Northwest, Inc.) as of and for the years ended December 31, 2002 and 2001, in the Pacific Financial Corporation Registration Statement on Form S-4 and related Prospectus for the registration of 700,000 shares of common stock.

/s/ MOSS ADAMS LLP

Bellingham, Washington
December 3, 2003

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Consent of Independent Auditor's